UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2010

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South
San Francisco, California 94158
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other events.

On September 14, 2010, the Board of Directors (the “Board”) of Nektar Therapeutics, a Delaware corporation (the “Company”), amended and restated the Company’s existing Change of Control Severance Benefit Plan (the “Restated Plan”) to eliminate the tax gross-up payment benefit to future plan participants whose payments received under the Restated Plan would be subject to the excise tax imposed under Internal Revenue Code Section 4999 (the “Excise Tax”).

Under the Restated Plan, “New Participants” will not be entitled to gross-up payments to cover any Excise Tax payable by the participant as a result of payments received under the Restated Plan.  The Restated Plan defines “New Participants” to include each participant that either (i) commenced employment with the Company on or after September 14, 2010; or (ii) commenced employment prior to September 14, 2010 but was promoted on or after September 14, 2010 to a position such that the participant would be eligible for additional benefits under the Restated Plan as a result of the promotion.  Participants in the Restated Plan who are not New Participants will continue to be entitled to the Excise Tax gross-up benefit provided in the Restated Plan if the Excise Tax would still be imposed on the participant’s payments after application of a ten percent (10%) reduction in the payments.

The foregoing description of the amendments to the Restated Plan is qualified in its entirety by reference to the text of the Restated Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Nektar Therapeutics Amended and Restated Change of Control Severance Benefit Plan.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary
Date:	December 6, 2010

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Nektar Therapeutics Amended and Restated Change of Control Severance Benefit Plan.